Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 31, 2015

To

JUNIOR SUBORDINATED INDENTURE

Dated as of October 20, 2010

Among

CIFC CORP. (f/k/a DEERFIELD CAPITAL CORP.)

As the Company,

CIFC LLC,

CIFC HOLDINGS II LLC,

and

CIFC HOLDINGS III LLC

As Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

As Trustee

i

ARTICLE 4 MISCELLANEOUS		9

Section 4.1	Governing Law, Waiver of Trial by Jury	9

Section 4.2	Separability Clause	9

Section 4.3	Counterparts	9

Section 4.4	Effect of Headings and Table of Contents	9

Section 4.5	Definitions	9

Section 4.6	Execution as Supplemental Indenture	9

Section 4.7	Relationship with Base Indenture	9

Section 4.8	Trustee	9

ii

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture” and, together with the Base Indenture (as defined below), the “Indenture”), dated as of December 31, 2015, among CIFC Corp. (f/k/a Deerfield Capital Corp.), a Delaware corporation (the “Company”), CIFC LLC, a Delaware limited liability company (“CIFC LLC”), CIFC Holdings II LLC, a Delaware limited liability company (“CIFC Holdings II”) and CIFC Holdings III LLC, a Delaware limited liability company (“CIFC Holdings III” and together with CIFC LLC and CIFC Holdings II, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

A.                                    The Company and the Trustee are party to the Junior Subordinated Indenture, dated as of October 20, 2010 (the “Base Indenture”), pursuant to which the Company has issued $25.0 million aggregate principal amount of its unsecured junior subordinated notes (the “Securities”).

B.                                    The Company desires and has requested the Trustee, pursuant to clauses (c) and (e) of Section 9.1 of the Base Indenture, to join in the execution and delivery of this First Supplemental Indenture in order that the Guarantors may become party to the Indenture and guarantee the obligations of the Company under the Base Indenture and the Securities issued thereunder.

C.                                    The Company and each of the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture and all things necessary have been done to make this First Supplemental Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms.

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1

AMENDMENTS

Section 1.1                                    Amendment to Definitions in Base Indenture. The following definitions are added to Section 1.1 of the Base Indenture:

“Guarantors” means CIFC LLC, CIFC Holdings II LLC and CIFC Holdings III LLC, as guarantors of the Securities.”

“Guarantor Senior Debt” means, with respect to a Guarantor (a) any guarantee by such Guarantor of Senior Debt of the Company or Guarantor Senior Debt of any other Guarantor; and (b) the principal of and any premium and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Guarantor, whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of such Guarantor, whether incurred on or prior to the date of the First Supplemental Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Securities issued under this Indenture or the obligations of such Guarantee under its Note Guarantee; provided, that Guarantor Senior Debt shall not be deemed to include any other debt securities (and guarantees, if any, in respect of such debt securities) issued to any trust (or a trustee of any such trust), partnership or other entity affiliated with such Guarantor that is a financing vehicle of such Guarantor (a “financing entity”) in connection with the issuance by such financing entity of equity securities or other securities pursuant to an instrument that ranks pari passu with or junior in right of payment to the Indenture.

“Note Guarantee” means any guarantee of the Company’s obligations under the Securities and the Indenture provided by a Guarantor pursuant to Article 2 of the First Supplemental Indenture.”

ARTICLE 2

GUARANTEE OF THE SECURITIES

Section 2.1                                    Guarantee. Subject to the provisions of this Article 2, each Guarantor hereby fully, unconditionally and irrevocably guarantees, on a junior subordinated unsecured basis, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder, and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other monetary obligations and liabilities of the Company under the Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Pursuant to the provisions of Article 3 of this First Supplemental Indenture, the Note Guarantee issued by any Guarantor shall be a junior subordinated unsecured obligation of such Guarantor and shall be subordinated in right of payment to all existing and future Senior Debt of such Guarantor, if any.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 2 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 2.3, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder for the

Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Guarantee in compliance with Section 2.3 of this First Supplemental Indenture. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations then due and owing and (2) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of its Note Guarantee.

Section 2.2                                    Limitation of Guarantee. Any term or provision of the Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 2.3                                    Release of Guarantors. The obligations of each Guarantor set forth in Section 2.1 will be automatically and unconditionally released and discharged in the event:

(a)                                 of the repayment in full of all outstanding principal of the Securities or the satisfaction and discharge of the Securities as provided in Article 4 of the Base Indenture;

(b)                                 there is a sale or other disposition of Capital Stock of a Guarantor (other than CIFC LLC) following which such Guarantor is no longer a direct or indirect Subsidiary of CIFC LLC; or

(c)                                  there is a sale of all or substantially all of the assets of a Guarantor (other than CIFC LLC) (including by way of merger, stock purchase, asset sale or otherwise as permitted by the Indenture) to a Person that is not (either before or after giving effect to such transaction) CIFC LLC or a direct or indirect Subsidiary of CIFC LLC.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of each Guarantor from its obligation under its Note Guarantee.

Section 2.4                                    Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled, upon payment in full of all Guaranteed Obligations under the Indenture, to seek and receive contribution from and against the Company and/or each other Guarantor who has not paid its proportionate share of such payment in an amount such that after receipt of such contribution payments, each Guarantor shall have directly or indirectly paid its pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, as determined in accordance with GAAP. The provisions of this Section 2.4 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 2.5                                    No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 2.6                                    Execution and Delivery of Guarantee. Each Guarantor agrees that its obligations set forth in Section 2.1 shall remain in full force and effect and apply to all Securities without regard to whether a notation of guarantee is endorsed on any such Security.

ARTICLE 3

SUBORDINATION OF NOTE GUARANTEES

Section 3.1                                    Agreement to Subordinate. Each Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 3, the obligations of such Guarantor under its Note Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company and Guarantor Senior Debt. Notwithstanding anything to the contrary contained herein, any guarantee by a Guarantor of the Company’s securities (the “March 4 Securities”) issued under the Junior Subordinated Indenture dated as of March 4, 2010 between the Company and the Trustee (the “March 4 Indenture”) shall not be Guarantor Senior Debt or otherwise be entitled to the subordination provisions of this Article 3, and the obligations of a Guarantor under its Note Guarantee shall be pari passu in right of payment with respect to any such guarantee of the March 4 Securities. For the avoidance of doubt, the Note Guarantees are not “Guarantor Senior Debt” as defined in the first supplemental indenture to the March 4 Indenture or otherwise entitled to the subordination provisions of Article 3 of the first supplemental indenture to the March 4 Indenture.

Section 3.2                                    No Payment When Guarantor Senior Debt in Default; Payment Over of Proceeds Upon Dissolution, Etc.

(a)                                 In the event and during the continuation of any default by a Guarantor in the payment of any principal of or any premium or interest on any Guarantor Senior Debt (following any grace period, if applicable) when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to such Guarantor by the holders of such Guarantor Senior Debt or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the Note Guarantee of such Guarantor.

(b)                                 In the event of a bankruptcy, insolvency or other proceeding described in clause (d) or (e) of the definition of Event of Default with respect to a Guarantor (each such event, if any, herein sometimes referred to as a “Guarantor Proceeding”), all Guarantor Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account of the Note Guarantee of such Guarantor. Any payment or distribution, whether in cash, securities or other property (other than securities of such Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the obligations of such Guarantor under its Note Guarantee, to the payment of all Guarantor Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Note Guarantee of such Guarantor shall be paid or delivered directly to the holders of Guarantor Senior Debt in accordance with the priorities then existing among such holders until all Guarantor Senior Debt (including any interest thereon accruing after the commencement of any Guarantor Proceeding) shall have been paid in full.

(c)                                  In the event of any Guarantor Proceeding, after payment in full of all sums owing with respect to Guarantor Senior Debt, the Holders of the Securities, together with the holders of any obligations of such Guarantor ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of such Guarantor the amounts at the time due and owing on account of the Note Guarantee of such Guarantor and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any Equity Interests or any obligations of such Guarantor ranking junior to its obligations under its Note Guarantee and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character on any security, whether in cash, securities or other property (other than securities of such Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the obligations of such Guarantor under its Note Guarantee, to the payment of all Guarantor Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Guarantor Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Guarantor Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all such Guarantor Senior Debt (including any interest thereon accruing after the commencement of any Guarantor Proceeding) in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Guarantor Senior Debt is hereby irrevocably authorized to endorse or assign the same.

(d)                                 The Trustee (as directed by a majority of the Holders) and the Holders, at the expense of such Guarantor, shall take such reasonable action (including the delivery of the Indenture to an agent for any holders of Guarantor Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the Opinion of Counsel designated by the holders of a majority in principal amount of the Guarantor Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

(e)                                  The provisions of this Section 3.2 shall not impair any rights, interests, remedies or powers of any secured creditor of a Guarantor in respect of any security interest the creation of which is not prohibited by the provisions of the Indenture.

(f)                                   The securing of any obligations of a Guarantor, otherwise ranking on a parity with the obligations of such Guarantor under its Note Guarantee or ranking junior to such obligations, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the obligations of such Guarantor under its Note Guarantee or ranking junior to such obligations.

Section 3.3                                    Payment Permitted If No Default. Nothing contained in this Article 3 or elsewhere in the Indenture or in any of the Securities shall prevent (a) a Guarantor, at any time, except during the pendency of the conditions described in paragraph (a) of Section 3.2 or of any Guarantor Proceeding referred to in Section 3.2, from making payments at any time on the Note Guarantee of such Guarantor or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the Note Guarantee of such Guarantor or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 3.8) that such payment would have been prohibited by the provisions of this Article 3, except as provided in Section 3.8.

Section 3.4                                    Subrogation to Rights of Holders of Guarantor Senior Debt. Subject to the payment in full of all amounts due or to become due on all Guarantor Senior Debt of the applicable Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Guarantor Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Senior Debt pursuant to the provisions of this Article 3 (equally and ratably with the holders of all indebtedness of such Guarantor that by its express terms is subordinated to Guarantor Senior Debt of such Guarantor to substantially the same extent as the obligations under its Note Guarantee are subordinated to the Guarantor Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Guarantor Senior Debt) to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Debt until the obligations of such Guarantor under its Note Guarantee shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 3, and no payments made pursuant to the provisions of this Article 3 to the holders of Guarantor Senior Debt by Holders of the Securities or the Trustee, shall, as among the applicable Guarantor, its creditors other than holders of such Guarantor Senior Debt, and the

Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Debt.

Section 3.5                                    Provisions Solely to Define Relative Rights. The provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this Article 3 or elsewhere in the Indenture or in the Securities is intended to or shall (a) impair, as between a Guarantor and the Holders of the Securities, the obligations of such Guarantor in respect of its Note Guarantee, which are absolute and unconditional, to make payments to the Holders of the Securities under its Note Guarantee in accordance with its terms; (b) affect the relative rights against a Guarantor of the Holders of the Securities and creditors of such Guarantor other than their rights in relation to the holders of Guarantor Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, including filing and voting claims in any Guarantor Proceeding, subject to the rights, if any, under this Article 3 of the holders of Guarantor Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 3.6                                    Trustee to Effectuate Subordination. Each Holder of a Security by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article 3 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 3.7                                    No Waiver of Subordination Provisions.

(a)                                 No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of paragraph (a) of this Section 3.7, the holders of Guarantor Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article 3 or the obligations hereunder of such Holders of the Securities to the holders of Guarantor Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (3) release any Person liable in any manner for the payment of Guarantor Senior Debt; and (4) exercise or refrain from exercising any rights against a Guarantor and any other Person.

Section 3.8                                    Notice to Trustee.

(a)                                 Each Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of its Note Guarantee. Notwithstanding the provisions of this Article 3 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee of any Guarantor, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from such Guarantor or a holder of Guarantor Senior Debt or from any trustee, agent or representative therefor; provided that if the Trustee shall not have received the notice provided for in this Section 3.8 at least two (2) Business Days prior to the date upon which by the terms hereof any monies may become payable under such Note Guarantee for any purpose, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two (2) Business Days prior to such date.

(b)                                 The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself or itself to be a holder of Guarantor Senior Debt (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article 3, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 3, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 3.9                                    Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of a Guarantor referred to in this Article 3, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 3.

Section 3.10                             Trustee Not Fiduciary for Holders of Guarantor Senior Debt. The Trustee, in its capacity as trustee under the Indenture, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to a Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article 3 or otherwise. For the avoidance of doubt, nothing in this Article 3 (or in the correlative Article XII of the Base Indenture) shall apply to amounts owed to the Trustee under Section 6.6 of the Base Indenture.

Section 3.11                             Rights of Trustee as Holder of Guarantor Senior Debt; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 3 with respect to any Guarantor Senior Debt that may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

Section 3.12                             Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 3 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 3 in addition to or in place of the Trustee; provided that Sections 3.8 and 3.11 shall not apply to the Company, a Guarantor or any Affiliate of the Company or a Guarantor if the Company, such Guarantor or such Affiliate acts as Paying Agent.

ARTICLE 4
MISCELLANEOUS

Section 4.1                                    Governing Law, Waiver of Trial by Jury. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. The Company, each Guarantor and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby.

Section 4.2                                    Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.3                                    Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.4                                    Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 4.5                                    Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings assigned to them in the Base Indenture.

Section 4.6                                    Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this First Supplemental Indenture forms a part thereof.

Section 4.7                                    Relationship with Base Indenture. The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

Section 4.8                                    Trustee. The Trustee is not responsible for the validity or sufficiency of this First Supplemental Indenture or the recitals contained herein.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

CIFC CORP.

By:	/s/ Julian Weldon
Julian Weldon
General Counsel

CIFC LLC

By:	/s/ Julian Weldon
Julian Weldon
General Counsel

CIFC HOLDINGS II LLC

By:	CIFC LLC, its sole member

By:	/s/ Julian Weldon
Julian Weldon
General Counsel

CIFC HOLDINGS III LLC

By:	CIFC LLC, its sole member

By:	/s/ Julian Weldon
Julian Weldon
General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:	/s/ R. Tarnas
R. Tarnas
Vice President